Exhibit 99.1

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER

AND FISCAL YEAR 2024 RESULTS

Exceeded Fourth Quarter Operating Income Guidance

Delivered Most Profitable Year in Company History

Strong Fourth Quarter Adjusted Free Cash Flow

Pulling Operating Income Target Forward 2 Years to Fiscal Year 2025

Authorized Share Repurchase Program

PHILADELPHIA - July 25, 2024 - Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal fourth quarter and year ended June 30, 2024. For the quarter, the Company reported operating income of $108.3 million, and earnings per diluted share of $1.85. Excluding special items discussed below, adjusted operating income was $125.2 million and adjusted earnings per diluted share was $1.82 for the current quarter.

Fourth Quarter Highlights

•	Delivered $125.2 million of adjusted operating income, up 39 percent sequentially and a record quarterly result

•	Realized adjusted earnings per diluted share of $1.82

•	Generated $169.5 million of cash from operating activities, or $142.4 million of adjusted free cash flow

•	Increased net sales excluding surcharge 15 percent sequentially, driven by increased sales in Aerospace and Defense and Medical end-use markets

•	Exceeded expectations in Specialty Alloys Operations (“SAO”) segment with operating income of $140.9 million, up 36 percent sequentially

•	Delivered adjusting operating margin of 25.2 percent in the SAO segment, up from 21.4 percent in the previous quarter

•	Completed most profitable year on record, with $354.1 million in total adjusted operating income in fiscal year 2024, up 166 percent over fiscal year 2023

Fiscal Year 2025 Outlook

•	Expect operating income to be in the range of $460 million to $500 million, pulling forward financial goal 2 years from fiscal year 2027 to fiscal year 2025

•	With operating income guidance, expect to generate $250 million to $300 million in adjusted free cash flow, which represents approximately 85 percent conversion rate

•	For first quarter of fiscal year 2025, anticipate between $114 million and $120 million in operating income

•

Well positioned for continued growth beyond fiscal year 2025 with strong market demand outlook for our broad portfolio of specialized solutions, increasing productivity, optimizing product mix and pricing actions

Share Repurchase Program

•	Board of Directors authorized a share repurchase program of up to $400 million

•	Will target offsetting dilution and taking advantage of strategic market opportunities

•	Repurchases will be made from time to time at the Company’s discretion, based on general market conditions and the market price of its common stock

“In the fourth quarter of fiscal year 2024 we exceeded our previous guidance, generating $125.2 million of adjusted operating income,” said Tony R. Thene, President and CEO of Carpenter Technology. “The record fourth quarter performance completed the most profitable year in Carpenter Technology’s history, achieving $354.1 million in adjusted operating income in fiscal year 2024. Further, we generated $142.4 million in adjusted free cash flow in the fourth quarter, raising the total adjusted free cash flow to $179.0 million for the full fiscal year.”

“We continue to drive earnings momentum through improved productivity, product mix optimization and pricing actions. Notably, the SAO segment generated $140.9 million in operating income with adjusted operating margin of 25.2 percent, on 13 percent higher sequential volumes.”

“With our operating momentum, we are pulling forward our fiscal year 2027 goal again, expecting to achieve $460 million to $500 million in operating income in fiscal year 2025. Having just realized over 60 percent of our goal in fiscal year 2024, we are accelerating a four-year goal into a two-year goal. And we expect a strong start to fiscal year 2025, with first quarter operating income in the range of $114 million to $120 million.”

“Further, we expect to generate $250 million to $300 million in adjusted free cash flow in fiscal year 2025. With a strong balance sheet and meaningful adjusted free cash flow, we will continue to take a balanced approach to capital allocation: sustaining our current asset base to achieve our targets, investing in incremental growth initiatives, and returning cash to shareholders. To that end, we announced today that our Board of Directors approved a share repurchase program of up to $400 million.”

“Carpenter Technology continues to exceed performance and outlook expectations. Having just completed a historic fourth quarter and fiscal year 2024, we are well positioned to achieve our accelerated goals and believe our earnings growth journey will extend far beyond fiscal year 2025.”

Financial Highlights

($ in millions, except per share amounts)	Q4 FY2024	Q4 FY2023	YTD FY2024	YTD FY2023
Net sales	$798.7	$758.1	$2,759.7	$2,550.3
Net sales excluding surcharge (a)	$635.8	$560.0	$2,167.7	$1,848.0
Operating income	$108.3	$62.9	$323.1	$133.1
Adjusted operating income excluding special items (a)	$125.2	$62.9	$354.1	$133.1
Net income	$93.6	$38.4	$186.5	$56.4
Earnings per diluted share	$1.85	$0.78	$3.70	$1.14
Adjusted earnings per diluted share (a)	$1.82	$0.78	$4.74	$1.14
Net cash provided from operating activities	$169.5	$174.9	$274.9	$14.7
Adjusted free cash flow (a)	$142.4	$144.1	$179.0	$(67.6)

(a)	non-GAAP financial measures explained in the attached tables

Net sales for the fourth quarter of fiscal year 2024 were $798.7 million compared with $758.1 million in the fourth quarter of fiscal year 2023, an increase of $40.6 million (or 5 percent), on 8 percent lower shipment volume. Net sales excluding surcharge were $635.8 million, an increase of $75.8 million (or 14 percent) from the same period a year ago.

Operating income for the fourth quarter of fiscal year 2024 was $108.3 million compared to operating income of $62.9 million in the prior year period. Adjusted operating income excluding special items was $125.2 million in the fourth quarter of fiscal year 2024. Earnings for the fourth quarter of fiscal year 2024 was $1.85 per diluted share compared to $0.78 per diluted share in the prior year quarter. Excluding special items, adjusted earnings per diluted share in the fourth quarter of fiscal year 2024 was $1.82. These results compared to the prior year reflect ongoing improvement in product mix, higher realized prices, as well as expanded operating efficiencies.

Cash provided from operating activities in the fourth quarter of fiscal year 2024 was $169.5 million, compared to $174.9 million in the same quarter last year. Adjusted free cash flow in the fourth quarter of fiscal year 2024 was $142.4 million, compared to $144.1 million in the same quarter last year. The strong operating cash flow and adjusted free cash flow results primarily reflect higher earnings partially offset by working capital changes compared to the prior year period. Capital expenditures were $27.7 million in the fourth quarter of fiscal year 2024 compared to $30.8 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $547.9 million at the end of the fourth quarter of fiscal year 2024. This consisted of $199.1 million of cash and $348.8 million of available borrowings under the Company’s Credit Facility.

Share Repurchase Program

Carpenter Technology’s Board of Directors authorized a share repurchase program of up to $400 million of its outstanding common stock. The shares may be repurchased in the open market or in privately negotiated transactions.

Under the terms of the share repurchase program, the Company may repurchase shares from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. There is no stated expiration for the share repurchase program. The Company is not obligated to repurchase any specific number of shares or to do so at any particular time, and the share repurchase program may be suspended, modified or terminated at any time without prior notice.

Special Items

During the quarter ended June 30, 2024, the Company recorded pre-tax restructuring and asset impairment charges of $16.9 million as a result of actions taken to streamline operations in the Carpenter Additive business. During the current quarter, the Company also recorded an $18.4 million U.S. tax benefit that was generated as a result of the Additive restructuring.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, July 25, 2024, at 10:00 a.m. ET, to discuss the financial results of operations for the fourth quarter and full fiscal year 2024. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2023, Form 10-Q for the fiscal quarters ended September 30, 2023, December 31, 2023, and March 31, 2024, and the exhibits attached to such filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the ability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; and (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine, the war between Israel and HAMAS, and Houthi attacks on commercial shipping vessels and other naval vessels as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
NET SALES	$798.7	$758.1	$2,759.7	$2,550.3
Cost of sales	608.1	639.1	2,175.4	2,213.0

Gross profit	190.6	119.0	584.3	337.3
Selling, general and administrative expenses	65.4	56.1	230.2	204.2
Goodwill impairment charge	—	—	14.1	—
Restructuring and asset impairment charges	16.9	—	16.9	—

Operating income	108.3	62.9	323.1	133.1
Interest expense, net	12.4	14.1	51.0	54.1
Other expense, net	2.0	0.2	60.5	6.5

Income before income taxes	93.9	48.6	211.6	72.5
Income tax expense	0.3	10.2	25.1	16.1

NET INCOME	$93.6	$38.4	$186.5	$56.4

EARNINGS PER COMMON SHARE:
Basic	$1.87	$0.78	$3.75	$1.15

Diluted	$1.85	$0.78	$3.70	$1.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50.0	48.9	49.7	48.8

Diluted	50.6	49.4	50.3	49.2

Cash dividends per common share	$0.20	$0.20	$0.80	$0.80

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$186.5	$56.4
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	134.6	131.0
Goodwill impairment charge	14.1	—
Noncash restructuring and asset impairment charges	15.8	—
Deferred income taxes	(13.3)	(0.4)
Net pension expense	76.0	19.9
Share-based compensation expense	19.8	16.4
Net loss on disposal of property, plant, and equipment	4.6	2.5
Changes in working capital and other:
Accounts receivable	(32.6)	(144.5)
Inventories	(96.7)	(140.3)
Other current assets	(31.3)	13.0
Accounts payable	(11.0)	29.2
Accrued liabilities	23.6	38.2
Pension plan contributions	(11.3)	—
Other postretirement plan contributions	(2.6)	(3.3)
Other, net	(1.3)	(3.4)

Net cash provided from operating activities	274.9	14.7

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(96.6)	(82.3)
Proceeds from disposals of property, plant and equipment	0.7	—

Net cash used for investing activities	(95.9)	(82.3)

FINANCING ACTIVITIES
Credit agreement borrowings	62.5	183.7
Credit agreement repayments	(62.5)	(183.7)
Payments for debt issue costs	—	(1.9)
Dividends paid	(40.0)	(39.4)
Proceeds from stock options exercised	40.9	5.0
Withholding tax payments on share-based compensation awards	(24.2)	(3.8)

Net cash used for financing activities	(23.3)	(40.1)

Effect of exchange rate changes on cash and cash equivalents	(1.1)	(2.0)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	154.6	(109.7)
Cash and cash equivalents at beginning of year	44.5	154.2

Cash and cash equivalents at end of year	$199.1	$44.5

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$199.1	$44.5
Accounts receivable, net	562.6	531.3
Inventories	735.4	639.7
Other current assets	94.1	66.4

Total current assets	1,591.2	1,281.9
Property, plant, equipment and software, net	1,335.2	1,383.8
Goodwill	227.3	241.4
Other intangibles, net	15.2	28.7
Deferred income taxes	7.5	6.6
Other assets	115.3	111.5

Total assets	$3,291.7	$3,053.9

LIABILITIES
Current liabilities:
Accounts payable	$263.9	$278.1
Accrued liabilities	202.4	181.3

Total current liabilities	466.3	459.4

Long-term debt	694.2	693.0
Accrued pension liabilities	207.6	190.1
Accrued postretirement benefits	21.1	45.8
Deferred income taxes	174.1	170.3
Other liabilities	99.6	99.2

Total liabilities	1,662.9	1,657.8

STOCKHOLDERS’ EQUITY
Common stock	284.9	280.7
Capital in excess of par value	352.6	328.4
Reinvested earnings	1,374.5	1,228.0
Common stock in treasury, at cost	(289.3)	(298.0)
Accumulated other comprehensive loss	(93.9)	(143.0)

Total stockholders’ equity	1,628.8	1,396.1

Total liabilities and stockholders’ equity	$3,291.7	$3,053.9

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Pounds sold (‘000):
Specialty Alloys Operations	57,204	61,528	208,154	212,050
Performance Engineered Products	2,856	3,328	10,094	11,864
Intersegment	(3,278)	(3,428)	(11,946)	(9,792)

Consolidated pounds sold	56,782	61,428	206,302	214,122

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$559.5	$477.2	$1,876.0	$1,540.6
Surcharge	156.3	189.8	567.8	673.0

Specialty Alloys Operations net sales	715.8	667.0	2,443.8	2,213.6
Performance Engineered Products
Net sales excluding surcharge	102.3	107.6	377.8	397.1
Surcharge	8.9	11.1	33.2	36.6

Performance Engineered Products net sales	111.2	118.7	411.0	433.7
Intersegment
Net sales excluding surcharge	(26.0)	(24.8)	(86.1)	(89.7)
Surcharge	(2.3)	(2.8)	(9.0)	(7.3)

Intersegment net sales	(28.3)	(27.6)	(95.1)	(97.0)

Consolidated net sales	$798.7	$758.1	$2,759.7	$2,550.3

Operating income (loss):
Specialty Alloys Operations	$140.9	$80.0	$408.5	$179.1
Performance Engineered Products	10.6	5.9	36.0	31.8
Corporate	(43.8)	(22.5)	(123.0)	(75.5)
Intersegment	0.6	(0.5)	1.6	(2.3)

Consolidated operating income	$108.3	$62.9	$323.1	$133.1

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is included in other expense, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs, and pension settlement charges.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Net sales	$798.7	$758.1	$2,759.7	$2,550.3
Less: surcharge revenue	162.9	198.1	592.0	702.3

Net sales excluding surcharge revenue	$635.8	$560.0	$2,167.7	$1,848.0

Operating income	$108.3	$62.9	$323.1	$133.1
Special items:
Goodwill impairment charge	—	—	14.1	—
Restructuring and asset impairment charges	16.9	—	16.9	—

Adjusted operating income	$125.2	$62.9	$354.1	$133.1

Operating margin	13.6%	8.3%	11.7%	5.2%

Adjusted operating margin excluding surcharge revenue and special items	19.7%	11.2%	16.3%	7.2%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Specialty Alloys Operations
Net sales	$715.8	$667.0	$2,443.8	$2,213.6
Less: surcharge revenue	156.3	189.8	567.8	673.0

Net sales excluding surcharge revenue	$559.5	$477.2	$1,876.0	$1,540.6

Operating income	$140.9	$80.0	$408.5	$179.1

Operating margin	19.7%	12.0%	16.7%	8.1%

Adjusted operating margin excluding surcharge revenue	25.2%	16.8%	21.8%	11.6%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023
Performance Engineered Products
Net sales	$111.2	$118.7	$411.0	$433.7
Less: surcharge revenue	8.9	11.1	33.2	36.6

Net sales excluding surcharge revenue	$102.3	$107.6	$377.8	$397.1

Operating income	$10.6	$5.9	$36.0	$31.8

Operating margin	9.5%	5.0%	8.8%	7.3%

Adjusted operating margin excluding surcharge revenue	10.4%	5.5%	9.5%	8.0%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended June 30, 2024, as reported	$93.9	$(0.3)	$93.6	$1.85
Special items:
Restructuring and asset impairment charges	16.9	(0.1)	16.8	0.33
US tax benefit related to restructuring activities	—	(18.4)	(18.4)	(0.36)

Three months ended June 30, 2024, as adjusted	$110.8	$(18.8)	$92.0	$1.82

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.6 million for the three months ended June 30, 2024.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended June 30, 2023, as reported	$48.6	$(10.2)	$38.4	$0.78
Special item:
None reported	—	—	—	—

Three months ended June 30, 2023, as adjusted	$48.6	$(10.2)	$38.4	$0.78

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.4 million for the three months ended June 30, 2023.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year ended June 30, 2024, as reported	$211.6	$(25.1)	$186.5	$3.70
Special items:
Goodwill impairment charge	14.1	—	14.1	0.28
Restructuring and asset impairment charges	16.9	(0.1)	16.8	0.33
Pension settlement charge	51.9	(12.4)	39.5	0.79
US tax benefit related to restructuring activities	—	(18.4)	(18.4)	(0.36)

Year ended June 30, 2024, as adjusted	$294.5	$(56.0)	$238.5	$4.74

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.3 million for the year ended June 30, 2024.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year ended June 30, 2023, as reported	$72.5	$(16.1)	$56.4	$1.14
Special item:
None reported	—	—	—	—

Year ended June 30, 2023, as adjusted	$72.5	$(16.1)	$56.4	$1.14

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.2 million for the year ended June 30, 2023.

Management believes that earnings per diluted share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended June 30,		Year Ended June 30,
ADJUSTED FREE CASH FLOW	2024	2023	2024	2023
Net cash provided from operating activities	$169.5	$174.9	$274.9	$14.7
Purchases of property, plant, equipment and software	(27.7)	(30.8)	(96.6)	(82.3)
Proceeds from disposals of property, plant and equipment	0.6	—	0.7	—

Adjusted free cash flow	$142.4	$144.1	$179.0	$(67.6)

Management believes that the presentation of adjusted free cash flow provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management’s current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Adjusted free cash flow is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, cash flows calculated in accordance with U.S. GAAP.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
NET SALES BY END-USE MARKET	2024	2023	2024	2023
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$376.3	$294.2	$1,199.2	$919.5
Medical	91.7	66.6	315.4	241.3
Transportation	26.6	36.8	108.9	121.8
Energy	36.5	34.8	130.4	104.3
Industrial and Consumer	82.8	96.6	319.4	339.4
Distribution	21.9	31.0	94.4	121.7

Total net sales excluding surcharge revenue	635.8	560.0	2,167.7	1,848.0
Surcharge revenue	162.9	198.1	592.0	702.3

Total net sales	$798.7	$758.1	$2,759.7	$2,550.3